UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2014

MEDICAL HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	27-4607038
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

190 E. Stacy Rd, Suite 1720
Allen, Texas 75002

(Address of Principal Executive Offices,
Including Zip Code)

(214) 618-8288

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2014, Judy Hendrick, age 60, was elected as a new member of the Board of Directors of Medical Hospitality Group, Inc. (the "Company") by the stockholders of the Company, with a term commencing January 16, 2014.  Ms. Hendrick will serve as an independent director of the Company.  Ms. Hendrick has served as Executive Vice President and Chief Financial Officer of Aimbridge Hospitality LLC from April 2008 to present.   Prior to joining Aimbridge Hospitality LLC, Ms. Hendrick served in several senior management positions with Wyndham International during her 16-year tenure, including Executive Vice President and Chief Investment Officer and Senior Vice President of Finance and Treasurer. Her 20 years of experience in finance and real estate also include positions with major financial institutions such as Chase Manhattan, Canadian Imperial Bank of Commerce and First Republic Bank. Ms. Hendrick holds a B.S. degree from Kansas State University and an MBA from the University of Texas at Dallas.

There is no arrangement or understanding pursuant to which Ms. Hendrick was nominated or elected as a director, and there have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Ms. Hendrick that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Ms. Hendrick will participate in the standard fee arrangements for directors, which are described in the Company’s Prospectus filed with the Securities and Exchange Commission on July 11, 2013, as supplemented, under the heading “Management Compensation—Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL HOSPITALITY GROUP, INC.

Date: January 20, 2014	/s/ Tim Moore
Tim Moore
President and Chief Financial Officer